Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Julie Coyle

Director of Marketing

Tel: (803) 794-2265

FOR IMMEDIATE RELEASE

Congaree State Bank first quarter earnings up 18%

Cayce, South Carolina (May 1, 2012) - Congaree Bancshares, Inc., the holding company for Congaree State Bank, reports first quarter earnings for 2012.

The company recorded unaudited net income, after tax provision, of $519,010 and net income available to common shareholders of $466,976, for the quarter ended March 31, 2012 compared to net income available to common shareholders of $394,367 for the quarter ended March 31, 2011.  Basic earnings per share were $0.26 for the first quarter of 2012 compared to basic earnings per share of $0.22 in the first quarter of 2011.  Due to the company’s ability to achieve and maintain positive earnings for the past several quarters, the company was able to partially reverse the valuation allowance and thus to increase the company’s deferred tax asset by $352,639 for the quarter ended March 31, 2012 compared to $377,315 for the quarter ended March 31, 2011.  This quarter’s increase in net income was primarily attributable to the bank’s increase in net interest margin.  For the period ended March 31, 2012, our net interest margin was 4.13% compared to 3.50% at March 31, 2011.  Despite the higher levels of liquidity, improved loan yields and lower deposit cost have resulted in a positive trend in the company’s net interest margin.

“I am excited about the progress we have made and I attribute our success to the hard work and focus from our employees,” said Charles A. Kirby, president and CEO of Congaree State Bank.  “Despite heavy regulations and a continued challenging economy, we believe we are moving in the right direction.”

FORWARD LOOKING STATEMENTS

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective.  Such forward-looking statements include but are not limited to (1)  statements with respect to our plans, objectives, expectations and intentions and other statements that are not historical facts, and (2) other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions.  Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) the risk that the preliminary financial information reported herein and our current preliminary analysis will be different when our review is finalized; (5) changes in the U.S. legal and regulatory framework; and (6) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the company.  Additional factors that could cause our results to differ materially from those described in the forward-

looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).  All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above.  We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

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